UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

DANAHER CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	59-1995548
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2200 Pennsylvania Avenue, N.W., Suite 800W Washington, D.C.	20037-1701
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Floating Rate Senior Notes due 2028 3.250% Senior Notes due 2030 3.625% Senior Notes due 2034 4.000% Senior Notes due 2038	New York Stock Exchange LLC New York Stock Exchange LLC New York Stock Exchange LLC New York Stock Exchange LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates (if applicable):

333-278426

Securities to be registered pursuant to Section 12(g) of the Act:

None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Danaher Corporation (the “Registrant”) has filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Securities Act”), a prospectus supplement, dated April 22, 2026 (the “Prospectus Supplement”) and the accompanying prospectus, dated April 1, 2024 (the “Base Prospectus”). The Prospectus Supplement relates to the offering of €500,000,000 aggregate principal amount of Floating Rate Senior Notes due 2028, €750,000,000 aggregate principal amount of 3.250% Senior Notes due 2030, €750,000,000 aggregate principal amount of 3.625% Senior Notes due 2034 and €1,000,000,000 aggregate principal amount of 4.000% Senior Notes due 2038 (collectively, the “Notes”) issued by the Registrant. The Base Prospectus forms a part of the Registrant’s Registration Statement on Form S-3 (File No. 333-278426), filed with the Commission on April 1, 2024.

Item 1. Description of Registrant’s Securities to be Registered.

The descriptions under the heading “Description of Notes” in the Prospectus Supplement and “Description of Danaher Debt Securities” in the Base Prospectus are incorporated by reference herein. Copies of such descriptions will be filed with the New York Stock Exchange.

Item 2. Exhibits.

Exhibit No.	Description

4.1	Indenture, dated as of December 11, 2007, between Danaher Corporation and The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A.), as trustee (incorporated by reference to Exhibit 1.2 of the Registrant’s Current Report on Form 8-K filed with the Commission on December 11, 2007).

4.2	Sixth Supplemental Indenture, dated as of April 29, 2026, between Danaher Corporation, as issuer, and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated by reference to Exhibit 4.2 of the Registrant’s Current Report on Form 8-K filed with the Commission on April 29, 2026).

4.3	Form of Floating Rate Senior Notes due 2028 (included in Exhibit 4.2).

4.4	Form of 3.250% Senior Notes due 2030 (included in Exhibit 4.2).

4.5	Form of 3.625% Senior Notes due 2034 (included in Exhibit 4.2).

4.6	Form of 4.000% Senior Notes due 2038 (included in Exhibit 4.2).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

DANAHER CORPORATION

Date: April 29, 2026	By:	/s/ James F. O’Reilly
Name: James F. O’Reilly Title: Senior Vice President, Secretary and Deputy General Counsel